NONQUALIFIED STOCK OPTION AWARD
                          GENERAL TERMS AND CONDITIONS

                              - EXECUTIVE OFFICER -


The Epitope, Inc. 1991 Stock Award Plan ("Plan") is administered by the executive compensation committee (the "Committee") of the board of directors of Epitope. Capitalized terms not otherwise defined shall have the definitions assigned thereto in Section 13 of these Nonqualified Stock Option Award General Terms and Conditions ("Agreement Terms").


1                 OPTION TYPE AND TERM.

         1.1 TYPE OF OPTION. The Option is not intended to be an incentive stock option as described in Internal Revenue Code
                  Section 422.

         1.2 TERM. The term of the Option shall be ten years from the Grant Date unless otherwise terminated pursuant to the terms of these Agreement Terms.

         1.3               VESTING.   Except  as  otherwise  provided  in  these
                  Agreement Terms, the Option shall be vested as to, and accordingly may be exercised from time to time during the term to purchase, Shares up to the following limits during the periods indicated following the Grant Date:

                  (a) During the period from the Grant Date to the first anniversary of the Grant Date (the "First Anniversary") no portion of the Option will be vested;

                  (b) Effective as of the First Anniversary, the Option will become vested as to one-third (1/3) of the total number of Shares covered by the Option (the "Option Shares"); and

                  (c) Effective as of the day corresponding to the First Anniversary in the calendar month following the month in which the First Anniversary occurs, and on the corresponding day of each succeeding calendar month, the Option will become vested as to one-twenty-fourth (1/24) of the Option Shares that did not become vested pursuant to the foregoing paragraph (b).


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2                 EMPLOYMENT REQUIREMENT.

         2.1 GENERAL. Except as provided in Sections 3 and 4 of these Agreement Terms, the Option shall not be vested unless the recipient of the Option (the "Participant") is employed by Epitope and/or one or more of its Subsidiaries (an "Employer") continuously for at least one year after the Grant Date, unless employment is terminated by death, Disability, Retirement, or without "cause" (as defined in Participant's employment agreement with Epitope). "Employment" for purposes of the Option shall include periods of illness or other leaves of absence authorized by Employer.

         2.2               NO  EMPLOYMENT  CONTRACT.  Neither  the  Plan nor the
                  Option   shall   constitute  a  contract  of   employment   of
                  Participant by any Employer.

         2.3 EXPIRATION AFTER TERMINATION OF EMPLOYMENT. If Participant ceases to be an active employee, the right to exercise the Option shall expire at the end of the following periods:

                  After Termination
                    On Account Of                              Period
                  -----------------                            ------

                           Death                               1 year
                           Retirement                          5 years
                           Disability                          1 year
                           Any other reason                    1 year

         2.4 EFFECT OF TERMINATION ON VESTING. The Shares as to which the Option is exercisable under Section 2.3 shall be those as to which the Option is vested as of termination of employment; provided, however, that upon Participant's termination of employment by the Company without "cause" (as defined in Participant's employment agreement with Epitope), Participant shall be credited with vesting during the period of salary continuation paid by the Company.

3                 ACCELERATION OF EXERCISABILITY. Upon a Change in Control Date,
         the Option shall become immediately and fully vested and exercisable as to all Shares covered by the Option.


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4                 EXERCISE PRIOR TO VESTING PERMITTED

         4.1 CONDITIONS OF EARLY EXERCISE. Subject to the provisions of this Section 4, Participant may elect, at any time prior to termination of Employment with an Employer, including without limitation a time prior to the date(s) the Option becomes vested pursuant to Section 1.3 of these Agreement Terms, to exercise the Option (an "Early Exercise") as to all or any portion of the Shares covered by the Option, provided, however, that:

                  (a) A partial  exercise of the Option shall be deemed to cover
                  first  any  vested  Shares  and  then  the  earliest   vesting
                  installment of unvested Shares;

                  (b) Participant must enter into an Early Exercise Stock Purchase Agreement (a "Purchase Agreement") in the form attached to these Agreement Terms with a vesting schedule that will result in the same vesting as to the Shares purchased pursuant to the Early Exercise as if no Early Exercise had occurred; and

                  (c) Any Shares purchased pursuant to Early Exercise from installments that have not vested as of the time of exercise shall be subject to a purchase option in favor of Epitope as described in the Purchase Agreement.

         4.2 EXPIRATION OF EARLY EXERCISE ELECTION. The election provided by this Section 4 to purchase Shares upon an Early Exercise shall cease upon Participant's termination of Employment with an Employer and may not be exercised after such termination.

5                 SERVICE  PERIODS.  The  periods of service as an  employee  in connection with the grant of the Option are as follows:

         5.1 FIRST YEAR. The portion of the Option vesting pursuant to Section 1.3(b) is in connection with services to be performed in the one-year period commencing on the Grant Date.

         5.2 ADDITIONAL YEARS. The portions of the Option vesting in monthly installments pursuant to Sections 1.3(c) are respectively in connection with services to be performed in the consecutive monthly


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                  periods ending immediately before each monthly vesting
                  date.

6                 METHOD OF EXERCISE.

         6.1 EXERCISE OF OPTION. The Option, or a portion thereof, may be exercised, to the extent it has become exercisable pursuant to the terms of these Agreement Terms, by delivery of written notice to Epitope in the form attached hereto stating the number of Shares, form of payment, and proposed date of closing.

         6.2 OTHER DOCUMENTS. Participant shall furnish Epitope, before closing of any exercise of the Option, such other documents or representations as Epitope may require to assure compliance with applicable laws and regulations.

         6.3 PAYMENT. The exercise price for the Shares purchased upon exercise of the Option shall be paid in full at or before closing by one or a combination of the following:

                  (a) Payment in cash;

                  (b) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the
                  Committee:

                           (i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Epitope in payment of all or a part of the exercise price and withholding taxes due; or

                           (ii) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Epitope in payment of all or a part of the exercise price and withholding taxes due; or

                  (c) Delivery of previously acquired Shares having a Fair Market Value at least equal to the exercise price.


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         6.4               PREVIOUSLY  ACQUIRED  SHARES.  Delivery of previously
                  acquired Shares surrendered in full or partial payment of the exercise price of the Option, or any portion thereof, shall be subject to the following conditions:

                  (a) The Shares tendered shall be in good delivery form;

                  (b) The Fair Market Value of the Shares, together with the amount of cash, if any, tendered shall equal or exceed the exercise price of the Option;

                  (c) Any Shares remaining after satisfying payment of the exercise price shall be reissued in the same manner as the Shares tendered; and

                  (d) No fractional Shares will be issued and cash will not be paid to Participant for any fractional Share value not used to satisfy payment of the exercise price.

7                 TRANSFERABILITY.

         7.1               RESTRICTION.   Except  for  Permitted  Transfers,  as
                  defined in Section 7.2:

                  (a) The Option is not transferable by Participant other than by testamentary will or the laws of descent and distribution and, during Participant's lifetime, may be exercised only by Participant or Participant's guardian or legal representative;

                  (b) No assignment or transfer of the Option, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right; and

                  (c) Immediately upon any attempt to assign or transfer the Option, the Option shall terminate and be of no force or effect.

         7.2 PERMITTED TRANSFERS. Participant may transfer all or any portion of the Option, without payment of consideration, to Participant's family members, trusts for such family members, or a partnership or limited liability


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                  company of which  Participant  and  members  of  participant's family are the only partners or members.

         7.3               EXERCISE  IN  THE  EVENT  OF  DEATH  OR   DISABILITY.
                  Whenever the word "Participant" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to Participant's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will or by the laws of descent and distribution, the word "Participant" shall be deemed to include such person or persons.

8                 SECURITIES  LAWS.  Epitope shall not be required to distribute any Shares upon exercise of the Option, or any portion thereof, until Epitope shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable federal or state securities laws.

9                 TAX REIMBURSEMENT. In the event any withholding or similar tax liability is imposed on Epitope in connection with or with respect to the exercise of the Option governed by these Agreement Terms or the disposition by Participant of the Shares acquired upon exercise of the Option, Participant agrees to pay to Epitope an amount sufficient to satisfy such tax liability.

10                CONDITIONS  PRECEDENT.  Epitope  will use its best  efforts to obtain any required approvals of the Plan and the Option by any state or federal agency or authority that Epitope determines has jurisdiction. If Epitope determines that any required approval cannot be obtained, all Awards to Participant shall terminate on notice to Participant to that effect (provided that nothing contained in this
         Section 10 shall impair any rights Participant may have with respect to the Option pursuant to Participant's employment agreement with Epitope).

11                TERMINATION FOR CAUSE; COMPETITION.

         11.1 ANNULMENT OF AWARDS. The grant of the Option governed by these Agreement Terms is provisional until Participant becomes entitled to a certificate for Shares in settlement thereof. In the event the employment of Participant is terminated for cause (as defined below), any portion of the Option which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 11.1, the term "for


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                  cause"  shall  have the  meaning  set  forth in  Participant's employment agreement with Epitope.

         11.2 ENGAGING IN COMPETITION WITH EPITOPE. If Participant terminates employment with Epitope or a Subsidiary for any reason whatsoever, and within 12 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Epitope, the Committee, in its sole discretion, may require Participant to return to Epitope the economic value of any Award that is realized or obtained (measured at the date of exercise) by Participant at any time during the period beginning on the date that is six months prior to the date of Participant's termination of employment with Epitope.

12                SUCCESSORSHIP.  Subject to the restrictions on transferability of the Option set forth in these Agreement Terms and in the Plan, these Agreement Terms shall be binding upon and benefit the parties, their successors, and assigns.

13                DEFINED  TERMS.  When  used  in  these  Agreement  Terms,  the following terms shall have the meanings specified below:

         13.1 "ACQUIRING PERSON" shall mean any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the date of the Agreement; provided, however, that the term Acquiring Person shall not include:

                  (a) Epitope or any of its Subsidiaries;

                  (b) Any employee benefit plan of Epitope or any of its Subsidiaries;

                  (c) Any entity holding voting capital stock of Epitope for or pursuant to the terms of any such employee benefit plan, or

                  (d) Any person or group solely because such person or group has voting power with respect to capital stock of Epitope arising from a revocable proxy or consent given


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


                  in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

         13.2 "AGREEMENT" shall mean the agreement evidencing an Option governed by these Agreement Terms.

         13.3              "CHANGE IN CONTROL" shall mean:

                  (a) A change in control of Epitope of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date of the Agreement pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; or

                  (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Epitope's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                  (c) There shall be consummated (i) any consolidation or merger of Epitope in which Epitope is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Epitope in which the holders of Voting Securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Epitope; or

                  (d) Approval by the shareholders of Epitope of any plan or proposal for the liquidation or dissolution of Epitope.


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         13.4     "CHANGE IN CONTROL  DATE" shall mean the first date  following the date of the Agreement on which a Change in Control has occurred.

         13.5 "GRANT DATE" means the date of the Agreement, which is the date the Option is granted to Participant.

         13.6 "OPTION" means the Nonqualified Stock Option granted to Participant evidenced by the Agreement.

         13.7     "VOTING   SECURITIES"   shall   mean   Epitope's   issued  and
                  outstanding securities ordinarily having the right to vote at elections for Epitope's board of directors.

         13.8 Capitalized terms not otherwise defined in these Agreement Terms have the meanings given them in the Plan.

14                NOTICES.  Any notices regarding the Option shall be in writing and shall be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address maintained in Epitope's records or to such other address as a party may certify by notice to the other party.



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                     EARLY EXERCISE STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT is made by and between EPITOPE, INC., an Oregon corporation ("Epitope"), and ---------------------------- ("Purchaser").

                                    RECITALS

                  A. Purchaser holds a stock option (the "Option") to purchase shares of Epitope's common stock ("Shares") pursuant to Epitope's 1991 Stock Award Plan (the "Plan") which Purchaser desires to exercise; and

                  B. Purchaser wishes to take advantage of the early exercise provision of the Option and therefore to enter into this Agreement.

                                    AGREEMENT

                  1. (a) Pursuant to an early exercise of the Option, Purchaser agrees to purchase from Epitope, and Epitope agrees to sell to Purchaser, -------------- Shares for an exercise price of $------ per Share (total exercise price: $---------) payable as follows:

                        Cash at Closing                   $------

                        Value of Previously
                         Owned Shares1                    $------

                        Total Exercise Price              $------

                  (b) The closing shall occur at the offices of Epitope on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.

                  (c) At the closing, Purchaser shall deliver to Epitope a stock assignment in the form of Exhibit B, duly endorsed (with date and number of shares left blank) and the total exercise price (including endorsed certificates representing the appropriate number of previously owned Shares tendered for all or a portion of the total exercise price).

                  (d) At the closing or as soon thereafter as practical, Epitope shall cause share certificates for all the Shares that are to be subject to the Purchase Option (as defined in Section 2 below) to be issued in Purchaser's name, and Epitope shall retain those certificates, together with the blank stock assignments until the Purchase Option is exercised or expires

----------------

         1 Shares tendered as part of the exercise price must meet the requirements of the Option and the Plan.


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


pursuant to this Agreement, and shall deliver share certificates to Purchaser for all the Shares, if any, that are not to be subject to the Purchase Option.

                  2. The Shares to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

                  (a) In the event that Purchaser ceases to be an employee of Epitope and/or any of its subsidiaries (an "Employer") for any reason (including Purchaser's death), or no reason, with or without cause, the Purchase Option may be exercised. Epitope shall have the right at any time within the 90-day period after Purchaser's termination of Employment (as defined in the Agreement Terms for the Option) with an Employer or such longer period as may be agreed to by Epitope and Purchaser (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Internal Revenue Code) to purchase from Purchaser or his personal representative, as the case may be, at the price per Share paid by Purchaser pursuant to this Agreement ("Option Price"), up to but not exceeding the number of Shares set forth on Exhibit A to this Agreement which is incorporated herein by this reference.

                  (b) The Purchase Option shall lapse at the same rate as Purchaser's Option would have vested had Purchaser not entered into this Agreement (e.g., vesting shall accelerate upon a Change in Control
         Date).

                  (c) This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Purchaser to continue in the employ of Epitope, or of Epitope to continue Purchaser in the employ of an Employer.

                  3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 9. Upon providing of such notice and payment or tender of the purchase price, Epitope shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or related thereto.

                  4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of Epitope, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Shares will be immediately subject to the Purchase Option and be included in the word "Shares" for all purposes of the Purchase Option with the same force and effect as the Shares then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per Share upon exercise of the Purchase Option shall be appropriately adjusted.


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                  5.  Purchaser  may not  sell  or  transfer  any of the  Shares subject to the Purchase Option or any interest therein so long as such Shares are subject to the Purchase Option.

                  6. Epitope shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

                  7. Subject to the provisions of paragraphs 5 and 6 above, Purchaser (but not any unapproved transferee) may, during the term of this Agreement, exercise all rights and privileges of a shareholder of Epitope with respect to the Shares.

                  8. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

                  9. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                  10. This Agreement shall bind and inure to the benefit of the successors and assigns of Epitope and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of Epitope hereunder shall be assignable by Epitope at any time or from time to time, in whole or in part.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the --- day of --------------, 19----.

                                  EPITOPE, INC.

                                  By -------------------------------------------

                                  Address:     8505 S.W. Creekside Place
                                               Beaverton, Oregon  97008


                                  ----------------------------------------------
                                  Purchaser

                                  Address: -------------------------------------


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                                  ----------------------------------------------



ATTACHMENTS:

Exhibit A         Vesting Schedule
Exhibit B         Assignment Separate from Certificate



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


                                    EXHIBIT A

                                VESTING SCHEDULE

                                          Number of Shares
                                             Subject to
If Cessation of Employment Occurs:        Purchase Option
----------------------------------        ----------------

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


                  FOR VALUE RECEIVED and pursuant to that certain Early Exercise Stock Purchase Agreement between the undersigned and Epitope, Inc., an Oregon corporation ("Epitope") dated as of ---------------, 1997 (the "Agreement"), the undersigned hereby sells, assigns and transfers unto Epitope ---------------------------- (------) shares of common stock of Epitope, standing in the undersigned's name on the books of Epitope represented by Certificate No. ------ herewith, and does hereby irrevocably constitute and appoint ---------------- attorney to transfer the said stock on the books of Epitope with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement and only to the extent that such shares remain subject to Epitope's Purchase Option under the Agreement.

Dated: ----------------------------



                                   ---------------------------------------------
                                   [Signature]



                                   ---------------------------------------------
                                   [Print Name]

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable Epitope to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.]